EXHIBIT 99.1



                                     [LOGO]



                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

FOR IMMEDIATE RELEASE

            PRIVATEBANCORP REPORTS RECORD EARNINGS PER SHARE OF $0.38 Earnings per share up 23 percent over second quarter 2004

         Chicago, IL, July 18, 2005--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.38 per diluted share for the second quarter 2005 compared to second quarter 2004 earnings per diluted share of $0.31, reflecting an increase of 23 percent. Net income for the second quarter 2005 was $7.9 million compared to second quarter 2004 net income of $6.5 million. Net income for the six months ended June 30, 2005 was $15.7 million, or $0.75 per diluted share, compared to net income of $12.4 million, or $0.60 per diluted share for the six months ended June 30, 2004, reflecting a 25 percent increase in diluted earnings per share between periods. Financial results for the three-month and six-month period ended June 30, 2005 include the financial results of The PrivateBank - Michigan since it was acquired on June 20, 2005.

         "PrivateBancorp experienced a solid second quarter in terms of growth and profitability. We announced and completed our entry into the Detroit market through the The PrivateBank - Michigan acquisition. Our new Milwaukee office, which is in temporary space, and our Gold Coast office completed their first full quarter of operations and are winning new clients and exhibiting strong momentum. Geographic expansion, coupled with ongoing investments in highly experienced managing directors, are key factors driving the Company's growth," said Ralph B. Mandell, Chairman, President and CEO.

         "While investing for tomorrow, we remain focused on executing our business strategy. Our unique approach to private banking continues to drive balance sheet growth and strong financial performance. Excluding the acquisition of The PrivateBank - Michigan, loans outstanding increased by 8 percent during the quarter and core deposits increased by 6 percent. Credit quality remains strong and the underlying trends continue to be positive," Mandell said.

         On June 20, 2005 PrivateBancorp, Inc. announced completion of its acquisition of Bloomfield Hills Bancorp. Inc., the holding company of a single bank subsidiary now referred to as The PrivateBank - Michigan with assets of $342.8 million at closing. The PrivateBank - Michigan has three banking offices located in the affluent Detroit area communities of Bloomfield Hills, Grosse Pointe and Rochester as well as a trust and wealth management unit and a mortgage-banking subsidiary. The $64.0 million cash acquisition is expected to be accretive to the Company's 2005 diluted earnings per share. The transaction was primarily funded with the issuance of $50.0 million in fixed and floating rate trust preferred securities through PrivateBancorp Statutory Trust II, a newly created business trust subsidiary. The Company recorded $42.4 million in goodwill and $3.7 million in client intangibles in connection with the closing.

         For the second quarter 2005, net interest income of the Company totaled $21.8 million compared to second quarter 2004 net interest income of $17.3 million, primarily due to growth in earning assets compared to the year earlier period. Net interest margin (on a tax equivalent basis) was 3.53 percent in the second quarter 2005, up slightly from 3.51 percent in the prior year second quarter and down from 3.57 percent in the first quarter 2005. During the second quarter 2005, total cost of funds increased by 31 basis points from first quarter 2005, as a result of increases in money market deposit rates, the repricing of wholesale funding and to a lesser extent, the impact of the issuance of $50.0 million of trust preferred securities on June 20, 2005 in connection with The PrivateBank - Michigan acquisition. Yield on average interest earning assets increased by 23 basis points during the quarter due primarily to increases in the prime rate. Approximately 70 percent of the loan portfolio is indexed to the prime rate of interest or otherwise adjusts with other short-term interest rates.

         Investment securities were $769.2 million at June 30, 2005, relatively unchanged from March 31, 2005 levels and up 6 percent from $722.6 million at June 30, 2004. Investment securities of The PrivateBank - Michigan were $5.1 million at June 30, 2005. During the second quarter 2005, the annualized yield on the Federal Home Loan Bank of Chicago ("FHLB Chicago") stock dividend was unchanged at 5.5 percent. On July 15, 2005, the Company redeemed $10.0 million of its FHLB Chicago stock, reducing this investment to $157.0 million.

         The provision for loan losses was $1.9 million in the second quarter 2005, compared to $0.7 million in the prior year second quarter and $0.9 million in the first quarter 2005. The increase in the provision for loan losses reflects the impact of continued strong loan growth and an increase in net charge-offs during the quarter. Net charge-offs totaled $310,000 in the second quarter 2005 versus net recoveries of $51,000 in the prior year quarter and net recoveries of $60,000 in the first quarter 2005. The allowance for loan losses as a percentage of total loans was 1.15 percent as of June 30, 2005, unchanged from March 31, 2005 and down from 1.23 percent at June 30, 2004. At June 30, 2005, nonperforming loans as a percentage of total loans were 0.17 percent, up from 0.16 percent at March 31, 2005 and up from 0.06 percent at June 30, 2004.

         The growth in non-interest income during the second quarter 2005 as compared to the prior year second quarter was primarily driven by growth in wealth management income, mortgage banking income and bank-owned life insurance ("BOLI") income. Wealth management fee income increased to $2.5 million for the second quarter 2005, up from $2.1 million in the second quarter 2004 and up from $2.3 million in the first quarter 2005. Wealth management assets under management increased 25 percent to $2.0 billion at June 30, 2005 compared to $1.6 billion at June 30, 2004 and $1.7 billion at March 31, 2005, reflecting the addition of $210.0 million of assets under management as a result of The PrivateBank - Michigan acquisition. Excluding the acquisition, wealth management assets under management at June 30, 2005 were even with first quarter 2005 levels. Mortgage banking income grew 38 percent to $1.1 million for the second quarter 2005 compared to $0.8 million for the second quarter 2004 and $0.7 million during the first quarter 2005. Income from BOLI increased to $317,000 from $125,000 in the second quarter 2004 and was down from $326,000 in the first quarter 2005. The increase in BOLI revenue as compared to the prior year quarter results from an additional $22.0 million BOLI investment made in the third quarter 2004.

         For the second quarter 2005, a $972,000 loss from an interest rate swap combined with security gains of $1.045 million, resulted in a $73,000 net gain, compared to a net gain of $159,000 in the second quarter 2004 and $374,000 in the first quarter 2005.

         Non-interest expense increased to $12.9 million in the second quarter 2005 from $11.2 million in the prior year quarter and $12.6 million in first quarter 2005. The 15 percent increase in non-interest expense as compared to the second quarter 2004 is primarily attributable to increases in personnel, occupancy and data processing costs. The increase in non-interest expense on a quarter-linked basis of $316,000 is due primarily to the addition of The PrivateBank - Michigan since closing of the acquisition. The Company continues to add experienced managing directors to support growth. Full-time equivalent employees at quarter's end increased to 362 from 252 at June 30, 2004 and from 278 at March 31, 2005. The acquisition of The PrivateBank - Michigan added 73 full-time equivalent employees, including 18 managing directors. At June 30, 2005, the Company had 105 managing directors compared to 71 at June 30, 2004 and 84 managing directors at March 31, 2005. However, as a result of the growth achieved, the efficiency ratio was 47 percent in the second quarter 2005 compared to 51 percent in the prior year quarter and 48 percent in the first quarter 2005.

         Total assets were $3.2 billion at June 30, 2005 compared to $2.2 billion at June 30, 2004, an increase of 46 percent. Excluding The PrivateBank - Michigan total assets of $418.6 million, the Company had assets of $2.8 billion at June 30, 2005 compared to $2.6 billion in assets at March 31, 2005, an increase of 7 percent. At June 30, 2005, total loans were $2.2 billion, versus $1.4 billion at June 30, 2004 and $1.7 billion at March 31, 2005. The PrivateBank - Michigan had $315.8 million in total loans at June 30, 2005.

         Total deposits were $2.4 billion at June 30, 2005, up from $1.7 billion at June 30, 2004 and up from $2.0 billion at March 31, 2005. Excluding the $301.3 million in deposits acquired in The PrivateBank - Michigan acquisition, deposits increased by 5 percent to $2.1 billion during the second quarter 2005 as compared to total deposits of $2.0 billion at March 31, 2005. Core deposits, defined as total deposits less brokered deposits, increased 61 percent to $2.0 billion compared to $1.3 billion at June 30, 2004, and increased 25 percent from $1.6 billion at March 31, 2005. Brokered deposits were $385.7 million at June 30, 2005, a decrease of 7 percent, or $28.1 million, from $413.8 million at June 30, 2004, and relatively unchanged from $387.4 million at March 31, 2005. The PrivateBank - Michigan did not have any brokered deposits at June 30, 2005. Brokered deposits as a percentage of total deposits declined to 16 percent as of June 30, 2005 compared to 25 percent at June 30, 2004 and 19 percent at March 31, 2005. Funds borrowed, which include Federal Home Loan Bank advances, increased 52 percent to $464.8 million at June 30, 2005 from $306.4 million at June 30, 2004, and increased 36 percent from $340.7 million at March 31, 2005. The PrivateBank - Michigan had $39.9 million of funds borrowed at June 30, 2005.

         During the quarter, prior to the closing of the acquisition of The PrivateBank - Michigan, the Company completed a private placement of $7.6 million of its common stock to investors in that bank's market area, including certain members of the management team, who purchased $2.9 million of stock.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company uses a European tradition of "private banking" as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client's needs in personal and commercial banking services and wealth management services. The Company, which has assets of $3.2 billion as of June 30, 2005, currently has banking offices in downtown Chicago, Chicago's Gold Coast, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois; in Bloomfield Hills, Rochester and Grosse Pointe, Michigan; in St. Louis, Missouri; and in Milwaukee, Wisconsin.

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at http://www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago, Detroit and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, changes in the current redemption practices of the FHLBC relating to its stock, slower than anticipated growth of its business or unanticipated business declines, unforeseen difficulties in integrating the acquisition of The PrivateBank - Michigan or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, unanticipated construction or other delays relating to our new office to be located in Milwaukee, Wisconsin, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

Editor's Note: Financial highlights attached.

                                     # # #

                                     [LOGO]


                       CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                               THREE MONTHS ENDED                             SIX MONTHS ENDED
                                                    JUNE 30,                                      JUNE 30,
                                          2005                   2004                   2005                  2004
                                      -----------            -----------            -----------           -----------
                                       UNAUDITED              UNAUDITED              UNAUDITED             UNAUDITED
INTEREST INCOME
Interest and fees on loans........... $    29,198            $    18,702            $    54,789           $    36,382
Interest on investment securities....       9,428                  7,820                 18,641                15,749
Interest on short-term investments...          93                      4                    127                    10
                                      -----------            -----------            -----------           -----------
TOTAL INTEREST INCOME................      38,719                 26,526                 73,557                52,141
                                      -----------            -----------            -----------           -----------
INTEREST EXPENSE
Interest on deposits.................      13,586                  7,155                 24,838                13,248
Interest on borrowings...............       2,750                  1,552                  5,224                 3,038
Interest on long-term debt -
  trust preferred securities.........         591                    485                  1,076                   970
                                      -----------            -----------            -----------           -----------
TOTAL INTEREST EXPENSE...............      16,927                  9,192                 31,138                17,256
                                      -----------            -----------            -----------           -----------
NET INTEREST INCOME..................      21,792                 17,334                 42,419                34,885
Provision for loan losses............       1,900                    724                  2,802                 2,050
                                      -----------            -----------            -----------           -----------
NET INTEREST INCOME AFTER PROVISION..      19,892                 16,610                 39,617                32,835
                                      -----------            -----------            -----------           -----------

NON INTEREST INCOME
Wealth management income.............       2,468                  2,129                  4,783                 4,087
Mortgage banking income..............       1,076                    782                  1,818                 1,246
Other income.........................         885                    561                  1,751                 1,119
Net securities (losses) gains........       1,045                 (1,166)                   940                  (168)
Gains (losses) on interest rate swap.        (972)                 1,325                   (493)                  259
                                      -----------            -----------            -----------           -----------
TOTAL NON INTEREST INCOME............       4,502                  3,631                  8,799                 6,543
                                      -----------            -----------            -----------           -----------
NON INTEREST EXPENSE
Salaries and benefits................       7,158                  6,057                 14,176                12,092
Occupancy expense....................       1,804                  1,350                  3,542                 2,710
Professional fees....................       1,343                  1,451                  2,676                 2,565
Marketing............................         645                    703                  1,259                 1,198
Data processing......................         627                    513                  1,209                   960
Amortization of intangibles..........          57                     42                     99                    84
Insurance............................         270                    207                    533                   422
Other operating expenses.............         995                    897                  1,988                 1,728
                                      -----------            -----------            -----------           -----------
TOTAL NON INTEREST EXPENSE...........      12,899                 11,220                 25,482                21,759
                                      -----------            -----------            -----------           -----------
Minority interest expense............          73                     65                    149                   132
                                      -----------            -----------            -----------           -----------
INCOME BEFORE INCOME TAXES...........      11,422                  8,956                 22,785                17,487
                                      -----------            -----------            -----------           -----------
Income tax expense...................       3,523                  2,500                  7,080                 5,081
                                      -----------            -----------            -----------           -----------
NET INCOME........................... $     7,899            $     6,456            $    15,705           $    12,406
                                      ===========            ===========            ===========           ===========

WEIGHTED AVERAGE SHARES OUTSTANDING..  20,065,931             19,706,993             19,985,936            19,541,468
DILUTED AVERAGE SHARES OUTSTANDING...  20,971,907             20,708,906             20,884,463            20,506,098

EARNINGS PER SHARE
Basic................................ $      0.39            $      0.33            $      0.79           $      0.63
Diluted.............................. $      0.38            $      0.31            $      0.75           $      0.60

 NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

                                     [LOGO]


                          CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                 06/30/05           12/31/04         06/30/04
                                 ----------        ----------        ----------
                                 UNAUDITED          AUDITED          UNAUDITED
ASSETS
Cash and due from banks......... $   33,359        $   49,534        $   22,414
Short-term investments..........     74,873             1,120             1,779
Investment securities:
  available-for-sale............    769,218           763,985           722,582
Loans held for sale.............     12,532             7,200             6,419

Loans...........................  2,192,542         1,653,363         1,407,586
Allowance for loan losses.......    (25,152)          (18,986)          (17,304)
                                 ----------        ----------        ----------
Net loans.......................  2,167,390         1,634,377         1,390,282

Premises and equipment, net.....      8,580             6,486             5,711
Goodwill........................     62,981            20,547            20,547
Other assets....................     73,139            52,568            29,436
                                 ----------        ----------        ----------
TOTAL ASSETS.................... $3,202,072        $2,535,817        $2,199,170
                                 ==========        ==========        ==========

LIABILITIES
Non-interest bearing deposits... $  245,019        $  165,170        $  163,543
Interest bearing deposits.......  2,162,322         1,707,465         1,509,861
                                 ----------        ----------        ----------
Total deposits..................  2,407,341         1,872,635         1,673,404
                                 ----------        ----------        ----------

Funds borrowed..................    464,799           414,519           306,447
Long-term debt - trust
  preferred securities..........     78,000            20,000            20,000
Other liabilities...............     32,026            34,590            25,650
                                 ----------        ----------        ----------
TOTAL LIABILITIES...............  2,982,166         2,341,744         2,025,501
                                 ----------        ----------        ----------

STOCKHOLDERS' EQUITY
Common stock and additional
  paid-in-capital...............    133,346           120,491           119,499
Treasury stock..................     (2,635)           (2,207)           (1,662)
Retained earnings...............     88,659            73,789            57,682
Accumulated other
  comprehensive income..........      9,179             7,056             3,052
Deferred compensation...........     (8,643)           (5,056)           (4,902)
                                 ----------        ----------        ----------
TOTAL STOCKHOLDERS' EQUITY......    219,906           194,073           173,669
                                 ----------        ----------        ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY............ $3,202,072        $2,535,817        $2,199,170
                                 ==========        ==========        ==========

BOOK VALUE PER SHARE............ $    10.51        $     9.51        $     8.54

 Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

                                     [LOGO]

                               KEY FINANCIAL DATA
                                   UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                   2Q05               1Q05               4Q04               3Q04              2Q04
                                ----------         ----------         ----------         ----------        ----------
KEY STATISTICS
     Net income................ $    7,899         $    7,806         $    7,526         $    7,063        $    6,456
     Basic earnings per share.. $     0.39         $     0.39         $     0.38         $     0.35        $     0.33
     Diluted earnings per
       share................... $     0.38         $     0.37         $     0.36         $     0.34        $     0.31

     Return on average total
       assets..................       1.18%              1.24%              1.24%              1.23%             1.20%
     Return on average total
       equity..................      15.45%             15.81%             15.65%             15.29%            14.86%
     Dividend payout ratio.....      11.73%             11.77%              8.11%              8.63%             9.42%
     Fee revenue as a
       percent of total
       revenue(1)..............      16.89%             15.98%             16.03%             17.41%            16.69%
     Wealth management
       assets under management.  1,984,371          1,735,292          1,727,479          1,620,487         1,590,119

     Non-interest income to
       average assets..........       0.67%              0.68%              0.61%              0.71%             0.67%
     Non-interest expense to
       average assets..........       1.92%              2.01%              1.98%              2.08%             2.08%
     Net overhead ratio(2).....       1.25%              1.32%              1.37%              1.37%             1.41%
     Efficiency ratio(3).......       47.0%              48.3%              48.3%              50.0%             50.8%

     Net interest margin(4)....       3.53%              3.57%              3.63%              3.58%             3.51%
     Yield on average
       earning assets..........       6.16%              5.93%              5.70%              5.46%             5.27%
     Cost of average
       interest-bearing
       liabilities.............       2.99%              2.68%              2.36%              2.14%             2.03%
     Net interest spread(5)....       3.17%              3.25%              3.34%              3.32%             3.24%
     Tax equivalent
       adjustment to net
       interest income(6)...... $    1,125         $    1,107         $    1,040         $    1,224        $    1,100

(1) Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2) Non-interest expense less non-interest income divided by average total assets.
(3) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(5) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(6) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

                               RECONCILIATION OF NET INTEREST INCOME TO NET
                                INTEREST INCOME ON A TAX EQUIVALENT BASIS

                              2Q05       1Q05       4Q04       3Q04        2Q04
                             -------    -------    -------    -------    -------
Net interest income......... $21,792    $20,627    $20,172    $18,485    $17,334
Tax equivalent adjustment
  to net interest income....   1,125      1,107      1,040      1,224      1,100
                             -------    -------    -------    -------    -------
Net interest income, tax
  equivalent basis.......... $22,917    $21,734    $21,212    $19,709    $18,434
                             -------    -------    -------    -------    -------

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

                                     [LOGO]

                               KEY FINANCIAL DATA
                                   UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                    2Q05             1Q05             4Q04              3Q04             2Q04
                                 -----------      -----------      -----------       -----------      -----------
BALANCE SHEET RATIOS
  Loans to Deposits
    (period end)................       91.08%           86.35%           88.29%            81.34%           84.12%

  Average interest-earning
    assets to average
    interest-bearing
    liabilities.................       113.6            113.5            114.1             114.0            114.9

PER SHARE DATA
  Dividends..................... $     0.045      $     0.045      $     0.030       $     0.030      $     0.030
  Book value
    (period end)................ $     10.51      $      9.79      $      9.51       $      9.19      $      8.54
  Tangible book
    value (period end)(1)....... $      7.22      $      8.68      $      8.40       $      8.07      $      7.41

SHARE PRICE DATA (PERIOD END)
  Closing Price................. $     35.38      $     31.41      $     32.23       $     26.96      $     27.48
  Diluted earnings
    multiple (2)................       23.21  x         20.93  x         22.57  x          19.99  x         22.10  x
  Book value multiple...........        3.37  x          3.21  x          3.39  x           2.93  x          3.22  x

Common Stock Information
  Outstanding shares at end
    of period...................  20,928,869       20,467,143       20,400,103        20,346,303       20,344,073

Number of shares used to compute:
  Basic earnings
    per share...................  20,065,931       19,973,853       19,911,662        19,921,465       19,706,993
  Diluted earnings
    per share...................  20,971,907       20,998,095       20,992,893        20,947,078       20,708,906

Capital Ratios (period end)(3):
  Total equity to
    total assets................        6.87%            7.70%            7.65%             7.95%            7.90%
  Total risk-based
    capital ratio...............       10.92%           11.07%           11.29%            11.80%           12.14%
  Tier-1 risk-based
    capital ratio...............        9.49%           10.03%           10.24%            10.71%           11.00%
  Leverage ratio................        8.22%            7.61%            7.71%             7.74%            7.83%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.

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                                     [LOGO]

                               KEY FINANCIAL DATA
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                         2Q05              1Q05              4Q04              3Q04              2Q04
                                        -------           -------           -------           -------           -------
SUMMARY INCOME STATEMENT
INTEREST INCOME
  Interest and fees on loans........... $29,198           $25,591           $22,802           $20,315           $18,702
  Interest on investment
    securities.........................   9,428             9,213             9,386             8,436             7,820
  Interest on short-term
    investments........................      93                34                12                18                 4
                                        -------           -------           -------           -------           -------
TOTAL INTEREST INCOME..................  38,719            34,838            32,200            28,769            26,526

INTEREST EXPENSE.......................  16,927            14,211            12,028            10,284             9,192
                                        -------           -------           -------           -------           -------

NET INTEREST INCOME....................  21,792            20,627            20,172            18,485            17,334
  Provision for loan losses............   1,900               902             1,498               851               724
                                        -------           -------           -------           -------           -------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES............  19,892            19,725            18,674            17,634            16,610
                                        -------           -------           -------           -------           -------

NON INTEREST INCOME
  Wealth management income.............   2,468             2,316             2,113             2,117             2,129
  Mortgage banking income..............   1,076               742               834               776               782
  Other income.........................     885               865               903             1,006               561
  Net securities (losses) gains........   1,045              (105)             (123)            1,259            (1,166)
  Gains (losses) on interest rate swap.    (972)              479               (11)           (1,118)            1,325
                                        -------           -------           -------           -------           -------
TOTAL NON INTEREST INCOME..............   4,502             4,297             3,716             4,040             3,631
                                        -------           -------           -------           -------           -------

NON INTEREST EXPENSE
  Salaries and benefits................   7,158             7,018             7,124             6,811             6,057
  Occupancy expense....................   1,804             1,738             1,567             1,394             1,350
  Professional fees....................   1,343             1,333             1,082             1,407             1,451
  Marketing............................     645               614               695               628               703
  Data processing......................     627               582               529               520               513
  Insurance............................     270               263               276               221               207
  Amortization of intangibles..........      57                42                42                42                42
  Other operating expenses.............     995               993               717               860               897
                                        -------           -------           -------           -------           -------
TOTAL NON INTEREST EXPENSE.............  12,899            12,583            12,032            11,883            11,220
                                        -------           -------           -------           -------           -------

  Minority interest expense............      73                76                64                74                65
                                        -------           -------           -------           -------           -------
INCOME BEFORE INCOME TAXES.............  11,422            11,363            10,294             9,717             8,956
  Income tax expense...................   3,523             3,557             2,768             2,654             2,500
                                        -------           -------           -------           -------           -------
NET INCOME............................. $ 7,899           $ 7,806           $ 7,526           $ 7,063           $ 6,456
                                        =======           =======           =======           =======           =======

                                     [LOGO]

                               KEY FINANCIAL DATA
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                            2Q05              1Q05              4Q04              3Q04              2Q04
                                           -------           -------           -------           -------           -------
CREDIT QUALITY
KEY RATIOS
  Net charge-offs
    (recoveries) to average loans.........    0.07%            -0.01%             0.07%             0.11%            -0.01%
  Total non-performing loans
    to total loans........................    0.17%             0.16%             0.15%             0.17%             0.06%
  Total non-performing
    assets to total assets................    0.11%             0.11%             0.10%             0.10%             0.04%
  Nonaccrual loans to:
    total loans...........................    0.06%             0.08%             0.07%             0.05%             0.01%
    total assets..........................    0.04%             0.06%             0.04%             0.03%             0.01%
  Allowance for loan losses to:
    total loans...........................    1.15%             1.15%             1.15%             1.21%             1.23%
    non-performing loans..................     689%              717%              751%              729%             2175%
    nonaccrual loans......................    2076%             1377%             1742%             2228%            11422%

NON-PERFORMING ASSETS:
    Loans delinquent over 90 days......... $ 2,026           $ 1,335           $ 1,438           $ 1,638           $   644
    Nonaccrual loans......................   1,212             1,448             1,090               797               151
    OREO..................................     413                 -                 -                 -                 -
                                           -------           -------           -------           -------           -------
  Total non-performing assets............. $ 3,651           $ 2,783           $ 2,528           $ 2,435           $   795
                                           =======           =======           =======           =======           =======

NET LOAN CHARGE-OFFS (RECOVERIES):
  Loans charged off....................... $   328           $     3           $   330           $   831           $     0
  (Recoveries)............................     (18)              (63)              (67)             (427)              (51)
                                           -------           -------           -------           -------           -------
  Net charge-offs (recoveries)............ $   310          ($    60)          $   263           $   404          ($    51)
                                           =======           =======           =======           =======           =======

PROVISION FOR LOAN LOSSES................. $ 1,900           $   902           $ 1,498           $   851           $   724
                                           =======           =======           =======           =======           =======

ALLOWANCE FOR LOAN LOSSES SUMMARY
  Balance at beginning of period.......... $19,948           $18,986           $17,751           $17,304           $16,529
  Provision...............................   1,900               902             1,498               851               724
  Net charge-offs (recoveries)............     310               (60)              263               404               (51)
                                           -------           -------           -------           -------           -------
  Balance at end of period................ $21,538           $19,948           $18,986           $17,751           $17,304
                                           =======           =======           =======           =======           =======

NET LOAN CHARGE-OFFS (RECOVERIES):
  Commercial real estate..................       -                 -                 -                 -                 -
  Residential real estate.................       -                 -                 -                 -                 -
  Commercial.............................. $   270          ($    60)          $   184          ($   314)         ($    49)
  Personal................................ $    40                 -                79               718                (2)
  Home equity.............................       -                 -                 -                 -                 -
  Construction............................       -                 -                 -                 -                 -
                                           -------           -------           -------           -------           -------
  Total net loan charge-offs (recoveries). $   310          ($    60)          $   263           $   404          ($    51)
                                           =======           =======           =======           =======           =======

                                     [LOGO]

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                 unaudited         unaudited           audited           unaudited          unaudited
                                  06/30/05          03/31/05           12/31/04           09/30/04           06/30/04
                                 ----------        ----------         ----------         ----------         ----------
ASSETS
------
Cash and due from banks......... $   33,359        $   29,943         $   49,534         $   44,814         $   22,414
Short-term investments..........     74,873             5,047              1,120             11,004              1,779
Investment securities:
  available-for-sale............    769,218           764,917            763,985            759,328            722,582
Loans held for sale.............     12,532             8,678              7,200              8,014              6,419
Loans...........................  2,192,542         1,729,882          1,653,363          1,471,083          1,407,586
  Less: Allowance for
    loan losses.................    (25,152)          (19,948)           (18,986)           (17,751)           (17,304)
                                 ----------        ----------         ----------         ----------         ----------
  Net loans.....................  2,167,390         1,709,934          1,634,377          1,453,332          1,390,282
                                 ----------        ----------         ----------         ----------         ----------
Premises and
  equipment, net................      8,580             6,990              6,486              6,013              5,711
Goodwill........................     62,981            20,547             20,547             20,547             20,547
Other assets....................     73,139            55,634             52,568             49,314             29,436
                                 ----------        ----------         ----------         ----------         ----------
    Total Assets................ $3,202,072        $2,601,690         $2,535,817         $2,352,366         $2,199,170
                                 ==========        ==========         ==========         ==========         ==========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
  ------
Non-interest bearing
  deposits...................... $  245,019        $  173,558         $  165,170         $  170,315         $  163,543
Interest bearing
  demand deposits...............    118,089           100,598            106,846             89,538             89,810
Savings and money
  market deposits...............  1,153,918         1,016,876            854,163            864,794            683,205
Time deposits...................    890,315           712,207            746,456            683,885            736,846
                                 ----------        ----------         ----------         ----------         ----------
  Total deposits................  2,407,341         2,003,239          1,872,635          1,808,532          1,673,404
Funds borrowed..................    464,799           340,737            414,519            301,558            306,447
Long-term debt - Trust
  Preferred Securities..........     78,000            20,000             20,000             20,000             20,000
Other liabilities...............     32,026            37,342             34,590             35,241             25,650
                                 ----------        ----------         ----------         ----------         ----------
  Total liabilities.............  2,982,166         2,401,318          2,341,744          2,165,331          2,025,501
Stockholders' equity............    219,906           200,372            194,073            187,035            173,669
                                 ----------        ----------         ----------         ----------         ----------
    Total Liabilities and
      Stockholders' Equity...... $3,202,072        $2,601,690         $2,535,817         $2,352,366         $2,199,170
                                 ==========        ==========         ==========         ==========         ==========

                                     [LOGO]

                        AVERAGE QUARTERLY BALANCE SHEETS
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                    06/30/05          03/31/05          12/31/04          09/30/04          06/30/04
                                    --------          --------          --------          --------          --------
ASSETS
------
Cash and due from banks........... $   28,483        $   32,559        $   27,459        $   26,706        $   31,788
Short-term investments............     12,643             4,245             1,878             3,949             1,944
Investment securities:
  available-for-sale..............    768,523           752,794           775,602           744,446           713,099
Loans held for sale...............      8,517             7,339             6,324             4,704            10,335
Loans.............................  1,803,580         1,686,713         1,535,642         1,432,003         1,370,030
   Less:Allowance for loan losses.    (20,665)          (19,360)          (18,167)          (17,781)          (16,838)
                                   ----------        ----------        ----------        ----------        ----------
   Net loans......................  1,782,915         1,667,353         1,517,475         1,414,222         1,353,192
                                   ----------        ----------        ----------        ----------        ----------
Premises and equipment, net.......      7,241             6,966             6,251             5,788             5,854
Goodwill..........................     25,486            20,547            20,547            20,547            19,242
Other assets......................     62,007            53,770            52,493            51,115            28,874
                                   ----------        ----------        ----------        ----------        ----------
  Total Assets.................... $2,695,815        $2,545,573        $2,408,029        $2,271,477        $2,164,328
                                   ==========        ==========        ==========        ==========        ==========
LIABILITIES AND STOCKHOLDERS'
   EQUITY
   ------
Non-interest bearing deposits..... $  190,477        $  171,845        $  168,942        $  157,312        $  152,817
Interest bearing demand deposits..    110,956           100,843            99,758            89,754            88,982
Savings and money market deposits.  1,038,059           918,113           867,787           780,746           660,324
Time deposits.....................    743,221           748,909           688,156           719,528           724,794
                                   ----------        ----------        ----------        ----------        ----------
   Total deposits.................  2,082,713         1,939,710         1,824,643         1,747,340         1,626,917
Funds borrowed....................    348,216           357,712           342,184           293,942           320,766
Long-term debt - Trust Preferred
    Securities....................     27,229            20,000            20,000            20,000            20,000
Other liabilities.................     32,583            28,046            30,412            26,901            22,469
                                   ----------        ----------        ----------        ----------        ----------
   Total liabilities..............  2,490,741         2,345,468         2,217,239         2,088,183         1,990,152
Stockholders' equity..............    205,074           200,105           190,790           183,294           174,176
                                   ----------        ----------        ----------        ----------        ----------
  Total Liabilities and
     Stockholders' Equity......... $2,695,815        $2,545,573        $2,408,029        $2,271,477        $2,164,328
                                   ==========        ==========        ==========        ==========        ==========

                                     [LOGO]

                      AVERAGE YEAR-TO-DATE BALANCE SHEETS
                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                     06/30/05           03/31/05           12/31/04            09/30/04           06/30/04
                                     --------           --------           --------            --------           --------
ASSETS
------
Cash and due from banks........... $   30,370          $   32,559         $   30,387          $   31,557         $   33,630
Short-term investments............      8,540               4,245              2,358               2,468              1,797
Investment securities:
   available-for-sale.............    760,700             752,794            731,152             727,466            701,963
Loans held for sale...............      8,710               7,339              7,028               5,350              8,842
Loans.............................  1,744,754           1,686,713          1,399,849           1,365,261          1,314,683
   Less:  Allowance for loan
      losses......................    (20,016)            (19,360)           (17,087)            (16,844)           (16,191)
                                   ----------          ----------         ----------          ----------         ----------
   Net loans......................  1,724,738           1,667,353          1,382,762           1,348,417          1,298,492
                                   ----------          ----------         ----------          ----------         ----------
Premises and equipment, net.......      7,104               6,966              6,013               5,895              6,008
Goodwill..........................     23,116              20,547             20,850              20,917             20,290
Other assets......................     58,612              53,770             39,735              35,278             25,929
                                   ----------          ----------         ----------          ----------         ----------
   Total Assets................... $2,621,890          $2,545,573         $2,220,285          $2,177,348         $2,096,951
                                   ==========          ==========         ==========          ==========         ==========

LIABILITIES AND STOCKHOLDERS'
   EQUITY
   ------
Non-interest bearing deposits..... $  181,274          $  171,845         $  151,588          $  147,818         $  140,188
Interest bearing demand deposits..    105,927             100,843             90,888              87,906             86,978
Savings and money market deposits.    978,402             918,113            722,923             683,121            620,493
Time deposits.....................    746,049             748,909            712,399             734,053            721,038
                                   ----------          ----------         ----------          ----------         ----------
   Total deposits.................  2,011,652           1,939,710          1,677,798           1,652,898          1,568,697
Funds borrowed....................    352,931             357,712            315,719             302,291            313,348
Long-term debt - Trust Preferred
   Securities.....................     23,615              20,000             20,000              20,000             20,000
Other liabilities.................     30,963              28,046             26,370              24,646             21,459
                                   ----------          ----------         ----------          ----------         ----------
   Total liabilities..............  2,419,161           2,345,468          2,039,887           1,999,835          1,923,504
Stockholders' equity..............    202,729             200,105            180,398             177,513            173,447
                                   ----------          ----------         ----------          ----------         ----------
   Total Liabilities and
      Stockholders' Equity........ $2,621,890          $2,545,573         $2,220,285          $2,177,348         $2,096,951
                                   ==========          ==========         ==========          ==========         ==========